UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2011

ProUroCare Medical Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-51774	20-1212923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6440 Flying Cloud Dr., Suite 101, Eden Prairie, Minnesota 55416
(Address of Principal Executive Offices) (Zip Code)

(952) 476-9093
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

The disclosure under Item 2.03 below is incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Company

On October 31, 2011, ProUroCare Medical Inc. (the Company”) held a closing on $200,000 of 10% secured, subordinated convertible notes in a private placement.  James Davis, Director, and William Reiling, a greater than 5% shareholder at the time of the transaction, each purchased $100,000 of the notes. The notes bear interest at 10% per annum, mature on September 20, 2013 and are convertible into shares of the Company’s common stock at a conversion price of $1.30 per share.  The proceeds from the notes were used to retire $200,000 of secured bank debt.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

99.1
Form of 10% Secured, Subordinated Convertible Note issued pursuant to the Company’s private placement of promissory notes on October 31, 2011 (incorporated by reference to Exhibit 99.1 to Current Report on Form 8-K filed July 1, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ProUroCare Medical Inc.

Date: November 4, 2011	By /s/ Richard C. Carlson Richard C. Carlson Chief Executive Officer